POWER OF ATTORNEY

I, James D. Widner, do hereby constitute and appoint each of Richard B. Hirst, Kimberly N. King and Tony Richelieu as my attorneys-in-fact, with full power of substitution for each of them in any and all capacities, to execute and file on the undersigned's behalf all Forms 4 and 5 (including any amendments thereto) that may be required or desirable for the undersigned to file with the United States Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of KB HOME. The authority of Richard B. Hisrt, Kimberly
N. King and Tony Richelieu under this Power of Attorney shall continue until the undersigned is no longer required to file Forms 4 or 5 with regard to the undersigned's ownership of or transactions in securities of KB HOME, unless earlier revoked in writing.
The undersigned acknowledges that Richard B. Hirst, Kimberly N. King and Tony Richelieu are not assuming, nor is KB HOME assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Dated:  September 9, 2005





							/s/James D. Widner
							James D. Widner